Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FIRST WAVE BIOPHARMA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF JANUARY, A.D. 2014, AT 1:44 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BIOPHARMA D'AZUR, INC." TO "AZURRX BIOPHARMA, INC.", FILED THE TWELFTH DAY OF MAY, A.D. 2014, AT 4:01 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF JUNE, A.D. 2014, AT 5:42 O`CLOCK P.M.

RESTATED CERTIFICATE, FILED THE THIRTEENTH DAY OF JULY, A.D. 2016, AT 11:21 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2019, AT 3:18 O`CLOCK P.M.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

5474088 8100H
SR# 20221229657

Authentication: 203047906
Date: 03-30-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

 Delaware  Page 2  The First State  CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF JULY,  A.D. 2020, AT 10:18 O`CLOCK A.M.  CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF JANUARY,  A.D. 2021, AT 4:48 O`CLOCK P.M.  CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2021, AT 11:32 O`CLOCK A.M.  AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2021 AT 5 O'CLOCK P.M.  CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF SEPTEMBER,  A.D. 2021, AT 1:32 O`CLOCK P.M.  AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2021 AT 12:01 O'CLOCK A.M.  CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AZURRX BIOPHARMA, INC." TO "FIRST WAVE BIOPHARMA, INC.", FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2021, AT 1:58 O`CLOCK P.M.  5474088 8100H  SR# 20221229657  You may verify this certificate online at corp.delaware.gov/authver.shtml  Authentication: 203047906  Date: 03-30-22

 Delaware  Page 3  The First State  CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JANUARY, A.D. 2022, AT 10:13 O`CLOCK A.M.  AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FOURTEENTH DAY OF JANUARY, A.D. 2022 AT 5 O'CLOCK P.M.  AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FIRST WAVE BIOPHARMA, INC.”.  5474088 8100H  SR# 20221229657  You may verify this certificate online at corp.delaware.gov/authver.shtml  Authentication: 203047906  Date: 03-30-22

 State of Delaware Secretazy of State Division o£Corporations  Delivered 01:48 PM 01/30/2014 FILED 01:44 PM 01/30/2014 SRV 140111945 - 5474088 FILE  CERTIFICATE OF INCORPORATION  OF BIOPHARMA D'AZUR, INC.  THE UNDERSIGNED, in order to form a corporation for the pUipOses herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:  FIRST: The name of the corporation is BioPharma d'Azur, Inc. (hereinafter called the "Corporation").  SECOND: The registered office of the Corporation is to be located at 615 South DuPont Highway, in the City of Dover, in the County of Kent, 19901. The name of its Registered Agent at such address is National Corporate Research, Ltd.  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.  FOURTH: The total number of shares which the Corporation shall have authority to issue is ten million (10,000,000) shares, of which nine million (9,000,000) shares shall be common stock, par value  $0.0001 per share, and one million (1,000,000) shares shall be preferred stock, par value $0.0001 per  share. The board of directors of the Corporation may divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of directors (within the limits and restrictions of the adopting resolutions) may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance.  FIFTH: The name and mailing address of the incorporator is: Hope Wankel, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.  SIXTH: The election of directors need not be by written ballot unless the by-laws so provide.  SEVENTH: The board of directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed  NY1244337.l  666666-66666  113012014 Draft for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders .of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.  NINTH: The Corporation shall to the fullest extent permitted by Section 14S of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers when it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by said Section, as to actions of such person in any capacity in which he or she served at the request of the Corporation.  TENTH: Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article Tenth shall not affect the restriction hereunder of a directors personal liability for any act or omission occurring prior to such modification or repeal.  I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 30th day of January, 2014.  Isl Hope Wankel Hope Wankel, Incorporator c/o Loeb & Loeb LLP  345 Parle Avenue NewYork,NewYork 101S4  NY1244337.l 666666-66666  2  113012014 Draft

 State of Delaware Secretazy of State Division o£Corporations  Delivered 04:04 FM 05/12/2014 FILED 04:01 PM 05/12/2014 SRV 140610940 - 5474088 FILE  CERTIFICATE OF AMENDMENT OF  CERTIFICATE OF INCORPORATION  OF BIOPHARMA D'AZUR, INC.  I. Matthew Balk, being the President of BioPharma d'Azur, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:  The name of the Corporation is: BioPharma d'Azur, Inc.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary") on January 30, 2014 (the "Certificate of Incorporation").  The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST, which shall read in its entirety as follows:  "FIRST: The name of the corporation is: AzurRx BioPharma, Inc. (the "Corporation")"  This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.  IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 12th day of May 2014.  /s/ Matthew Balk Matthew Balk,  President  NYl275559. l 222845-1000[

 State of Delaware Secretazy of State Division o£Corporations  Delivered 05:58 PM 06/12/2014 FILED 05:42 PM 06/12/2014 SRV 140831543 - 5474088 FILE  CERTIFICATE OF THE DESIGNATIONS, POWERS,  PREFERENCES AND RIGHTS OFTHE  SERIES A CONVERTIBLE PREFERRED STOCK  (par value $.0001 per share)  of  AZURRX BIOPHARMA, INC.  a Delaware corporation  222845-10001  Pursuant to Section 151 of the  General Corporation Law of the State of Delaware  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board") of AzurRx BioPharma, Inc., a Delaware corporation (the "Corporation"), by consent dated May 11, 2014:  RESOLVED, that one series of the class of authorized preferred stock, $.0001 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows (this instrument hereinafter referred to as the "Designation"):  I. Number of Shares and Designations. 100 shares of the preferred stock, $.0001 par value, (the "Preferred Stock") of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").  2. Dividend Provisions. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of share of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board, out of any assets legally available therefor, ratably with any declaration or payment of any dividend (payable other than solely in common stock, $.0001 par value, of the Corporation (the "Common Stock"), or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock or other junior securities of this Corporation.  NYl267476.5

 NY1267476.5 222845-10001  2  3.  Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Common Stock or any other security junior to the Series A Preferred Stock in respect of distributions upon Liquidation out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to $.0001 per share (subject to adjustment in the event of stock splits, combinations or similar events) plus an amount equal to all accrued and unpaid dividends, if any, on each share of Series A Preferred Stock on the date fixed for the distribution of assets of the Corporation (the "Series A Liquidation Preference"). If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any other series of Preferred Stock then outstanding ranking on parity with the Series A Preferred Stock upon liquidation ("Parity Stock") shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Stock, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Stock then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Stock based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Series A Preferred Stock and of such Parity Stock, if any.  Upon the completion of the distribution required by subparagraph (a) of this Section 3, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the Common Stock and Series A Preferred Stock on an as-converted basis.  4.  5.  Redemption. The Series A Preferred Stock is not redeemable.  Conversion.  Optional Conversion. At any time commencing on the one year anniversary of the initial issuance date, the Series A Preferred Stock will be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as determined according to subsections (d) through (f) of this Section 5.  Automatic Conversion. The Series A Preferred Stock will automatically convert into that number of shares of Common Stock that equals thirty-three percent (33%) (the "Conversion Percentage") of the issued and outstanding shares of the Common Stock on a fully diluted basis (assuming the conversion, exercise, or exchange for shares of Common Stock of all convertible securities issued and outstanding immediately prior to such conversion, including the Series A Preferred Stock, all outstanding warrants and options, and all outstanding convertible debt, notes, debentures, or any other securities which are convertible, exercisable or exchangeable for shares of Common Stock (collectively, "Convertible Securities"), including for such purpose all Convertible Securities which the Corporation has agreed to issue prior to such conversion, subject to any adjustment as provided in subsections (d) through (i) of this Section 5, upon the earlier of (i) the consummation of a Public Event (as defined herein); or (ii) at any time

 NY1267476.5 222845-10001  3  commencing on the one year anniversary of the initial issuance date of such Series A Preferred Stock, upon the vote or written consent as provided by law by the holders of a majority of the Series A Preferred Stock then outstanding (voting together as a single class and on an as converted basis) approving such conversion, or, if later, the effective date for conversion specified in such vote or written consent. For purposes hereof, "Public Event" shall mean (x) any transaction that results in the Corporation becoming either a public reporting company that files (voluntarily or otherwise) reports with the Securities and Exchange Commission pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (whether by means of an initial public offering, reverse merger, self-registration or otherwise) or a public trading company that is quoted or listed on any U.S. securities exchange or quotation service, coupled with or preceded by (y) an equity-linked financing with an offering price that values the Corporation prior to consummation of such financing at not less than $12,000,000 and the aggregate gross proceeds to the Corporation (before deduction of underwriting discounts and registration expenses) are not less than USO $6,000,000 (a "Qualified Financing").  Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock in accordance with Section 5(a) or 5(b)(ii) herein, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, but no later than five (5) business days thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  Conversion Percentage Following a Qualified Financing. From and after the date of the final closing of a Qualified Financing, notwithstanding any provision set forth herein, following any issuance of additional shares of Common Stock ("Dilution Event"), the Conversion Percentage shall be adjusted to a percentage that is determined by dividing the number of shares of Common Stock into which the Series A Preferred Stock is convertible into immediately prior to the Qualified Financing in accordance with Section 5(b) herein by the number of shares of Common Stock issued and outstanding immediately after the Dilution Event, so that the number of shares of Common Stock into which the Series A Preferred shall be converted is diluted pro-rata with all other holders of Common Stock.  Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above, if the Common Stock issuable upon conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each

 NYl267476.5 222845-10001  4  holder of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.  Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5, then, in each such case for the purpose of this Section 5, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.  Waiver of Adjustment of Conversion Percentage. Notwithstanding anything herein to the contrary, any upward adjustment of the Conversion Percentage of the Series A Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of the Series A Preferred Stock.  Reservation of Shares. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time in accordance with Delaware law take all steps necessary to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Stock.  Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. Fractional shares will be rounded to the next highest whole number.  Voting Rights.  In addition to any other rights provided for herein or by law, the holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such Common Stock holders. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock into which the Series A Preferred Stock is convertible pursuant to Section 5 at the time of such vote.

 5  NY1267476.5 222845-10001  (b) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of holders of a majority of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Designation or the Certificate of Incorporation of the Corporation, as amended, in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock. Subject to the preceding sentence of this Section 6(b), the Series A Preferred Stock shall have no right to vote with respect to the authorization and/or issuance by the Corporation of any new series of preferred stock whether or not the terms of such preferred stock are junior to, on parity with, or senior to those of the Series A Preferred Stock.  Reissuance. No shares of Series A Preferred Stock which have been converted to Common Stock shall be reissued by the Corporation; provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series, rights or preferences and may thereafter be issued as a share of preferred stock not designated as Series A Preferred Stock.  No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.  Miscellaneous.  There is no sinking fund with respect to the Series A Preferred Stock.  The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Designation and in the Certificate of Incorporation of the Corporation, as amended.  The Corporation shall deliver to holders of the Series A Preferred Stock all communications sent by the Corporation to the holders of the Common Stock.

 IN WITNESS WHEREOF, AzurRx BioPharma, Inc. has caused this Designation to be executed this 12th day of June, 2014.  AZURRX BIOPHARMA, INC.  NY1267476.S 222845-10001  6  By:  /s/ Christine Rigby-Hutton Name: Christine Rigby-Hutton Title: President

 7402573.1  222845-10005  AMENDED AND RESTATED  CERTIFICATE OF INCORPORATION  State of Delaware Secretary of State Division of Corporations  Delivered 11:21AM 07/13/2016  FILED 11:21AM 07/13/2016  SR 20164887692 - FileNumber 5474088  OF  AZURRX BIOPHARMA, INC.  (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)  AzurRx BioPharma, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),  DOES HEREBY CERTIFY:  That the name of this corporation is AzurRx BioPharma, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on January 30, 2014 under the name BioPharma D'Azur, Inc. and filed a Certificate of Amendment to its Certificate of Incorporation on May 12, 2014 changing its name to AzurRx BioPharma, Inc.; and  That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, as amended, of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:  RESOLVED, that the Certificate of Incorporation, as amended, of this corporation be amended and restated in its entirety as follows:  FIRST: The name of the corporation is AzurRx BioPharma, Inc. (hereinafter called the "Corporation").  SECOND: The registered office of the Corporation is to be located at 850 New Burton Road, Suite 201, in the City of Dover, DE, in the County of Kent, 19904. The name of its Registered Agent at such address is National Corporate Research, Ltd.  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.  FOURTH: The total number of shares which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.0001 per share, and ten million (10,000,000)shares shall be preferred stock, par value $0.0001 per share. The board of directors of the Corporation may divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of directors (within the limits and restrictions of the adopting resolutions)

 7402573.1  222845-10005  2  may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance.  FIFTH: The name and mailing address of the incorporator is: Hope Wankel, c/o Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.  SIXTH: The election of directors need not be by written ballot unless the by-laws so  provide.  SEVENTH: The board of directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.  NINTH: The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers when it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by said Section, as to actions of such person in any capacity in which he or she served at the request of the Corporation.  TENTH: Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

 7402573.1  222845-10005  3  The modification or repeal of this Article Tenth shall not affect the restriction hereunder of a directors personal liability for any act or omission occurring prior to such modification or repeal.

 7402573.1  222845-10005  4  IN WITNESS WHEREOF, This Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 13th day of July, 2016.  Isl Johan M. (Thijs) Spoor Name: Johan M. (Thijs) Spoor  Title: CEO

State of Delaware
Secretary of State Division
of Corporations
Delivered 03:18 P 12/20/2019
FILED 03:18PM 12/20/2019
SR 20198796215 - File Number 5474088

Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AZURRX BIOPHARMA, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

AzurRx BioPharma, Inc. (the *"Corporation"),* a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware *("DGCL"),* does hereby certify as follows:

FIRST:

That the name of this Corporation is AzurRx BioPharma, Inc. and that this Corporation was originally incorporated pursuant to the DGCL on January 30, 2014 under the name BioPharma D'Azur, Inc. and filed a Certificate of Amendment to its Certificate of Incorporation on May 12, 2014 changing its name to AzurRx BioPhanna, Inc.; and

That a resolution was duly adopted on October 29, 2019, by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation received notice in accordance with Section 222 of the DGCL of the Corporation's 2019 annual meeting of stockholders held on December 19, 2019 during which stockholders approved said proposed amendment, in accordance with Section 242 of the DGCL. The proposed amendment set forth as follows:

Article **FOURTH** of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is amended by deleting the following sentence in the first paragraph of Article **FOURTH:**

The total number of shares which the Corporation shall have authority to issue is one hundred ten million (I 10,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.0001 per share, and ten million (10,000,000) shares shall be preferred stock, par value $.0.0001 per share.

The first reflected above under the first paragraph of Article **FOURTH** will be replaced by the following:

The total number of shares which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be common stock, par value $0.0001 per share, and ten million (10,000,000) shares shall be preferred stock, par value $.0.0001 per share.

SECOND:

That said amendment will have an Effective Time of 5:00 P.M., Eastern Time, on the filing date of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 20th day of December, 2019.

/s/ Tames Sapirstein
JAMES SAPIRSTEIN
President and Chief Executive Officer

CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS  OF  SERIES B CONVERTIBLE PREFERRED STOCK OF  AZURRX BIOPHARMA, INC.  (Pursuant to Section 151 of the Delaware General Corporation Law)  AzurRx BioPharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company (the "Board of Directors") by Article FOURTH of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company, the following resolutions were adopted on July 16, 2020 by the Board of Directors pursuant to Section 151 of the Delaware General Corporation Law (the "DGCL"), and in accordance with the provisions of Section 103 of the DGCL, does hereby submit the following:  WHEREAS, the Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), from time to time in one or more classes or series;  WHEREAS, the Board of Directors is authorized to divide the Preferred Stock into any number of shares and to fix the designations, relative rights, preferences and limitations of any wholly unissued series ofpreferred stock; and  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the designation and number of, and determine the designation, relative rights, preferences, and limitations relating to a series of the Preferred Stock, which shall consist of 5,194.805195 shares of the Preferred Stock which the Company has the authority to issue, as follows:  "RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by ARTICLE FOURTH of the Company's Certificate oflncorporation, out of the total authorized number of 10,000,000 shares of Preferred Stock, there shall be designated a series of 5,194.805195 shares which shall be issued in and constitute a single series to beknown as "Series B Convertible Preferred Stock" (hereinafter called the "Series B Preferred Stock"). The Board of Directors hereby resolves that the shares of Series B Preferred Stock shall have the designations, relative rights, preferences and the limitations thereof, set forth below:  State of Delaware Secretary of State Division of Corporations  Delivered 10:18AM 07/16/2020 FILED 10:18 AM 07/16/2020  SR 20206256411 - FileNumber 5474088

 -2-  1. Certain Definitions.  As used in this Certificate of the Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of AzurRx BioPharma, Inc. (this "Certificate"), the following terms shall have the respective meanings set forth below:  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  "Appraiser FMV" means the fair market value of a share of Common Stock as determined by an independent appraiser selected by the Board of Directors, whose determination shall be final and binding. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal shall be borne by the Company.  "Board of Directors" means the board of directors of the Company.  "Change of Control" means (a) any sale, lease, or transfer or series of sales, leases or transfers of all orsubstantially all of the consolidated assets of the Company and its Subsidiaries;  (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the  Company or the holders of Common Stock (or other voting stock of the Company) that results in the inability of the holders of Common Stock (or other voting stock of the Company) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Company; or (c) any merger, consolidation, recapitalization, or reorganization of the Company with or into another Person (whether or not the Company is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Company) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.  "Commission" means the Securities and Exchange Commission.  "Common Stock" means the common stock, par value $0.0001 per share, of the Company, including the stock into which shares of the Series B Preferred Stock are convertible, and any securities into which the Common Stock may be reclassified.  "Common Stock Eguivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

 -3-  "Conversion Price" means a per share amount equal to the Initial Conversion Price, as adjusted pursuant to Sections 4E, 4F and 4G of this Certificate.  "Conversion Shares" means the shares of Common Stock into which the Series B Preferred Stock is convertible.  "Effectiveness Deadline" means the date that is thirty (30) days after the date of the Stockholder Approval (or sixty (60) days after the date of the Stockholder Approval if the SEC conducts a full review of the Registration Statement).  "Exchange Warrants" means those certain Exchange Warrants issued by the Company pursuant to the Purchase Agreement.  "Exempt Issuance" means the issuance of shares of Common Stock or Common Stock Equivalents (a) to employees, officers, directors or consultants of the Company, for bona fide services rendered to the Company, pursuant to any equity incentive plan approved by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose ("Board Approval") and by the stockholders of the Company, (b) to consultants or advisors, or to their designees, for bona fide services provided in connection with the offer or sale of securities in a capital-raising transaction, or directly or indirectly promoting or maintaining a market for the Company's securities, (c) upon the exercise or exchange of or conversion of any securities issued in connection with the issuance of the Series B Preferred Stock issuable hereunder, and/or other securities issued and outstanding as of the date of first issuance of such shares of Series B Preferred Stock, provided that such securities have not been amended since the date of such first issuance of shares of Series B Preferred Stock to increase the number or to decrease the exercise price, exchange price or conversion price (other than in connection with stock splits or combinations) or to extend the term thereof, (d) pursuant to the Purchase Agreement, dated November 13, 2019, by and between the Company and Lincoln Park Capital Fund, LLC, as may be amended from time to time, (e) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment lease financing, credit agreement, real property lease or other commercial transaction, provided that the primary purpose thereof is not to raise equity capital, and subject to Board Approval, (f) pursuant to acquisitions or other strategic transactions, provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and subject to Board Approval, and (i) with the prior written consent of the holders of at least a majority of the Series B Preferred Stock then outstanding, up to an amount of Common Stock or Common Stock Equivalents as agreed upon by such holders of at least a majority of the Series B Preferred Stock then outstanding and the Company.  "Final Closing" means the final closing date of the sale of the Series B Preferred Stock by the Company.  "Initial Conversion Price" means $0.77 per share, subject to adjustment pursuant to Section 4D of this Certificate.

 -4-  "Market Price" means as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange registered with the Commission pursuant to Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the Financial Industry Regulatory Authority OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, ifno such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, equal to the Appraiser FMV. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors shall respond promptly, in writing, to an inquiry by a holder of Series B Preferred Stock prior to the conversion of Series B Preferred Stock hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors.  "Person" shall be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.  "Purchase Agreement" means that certain Convertible Preferred Stock and Warrant Purchase Agreement, dated July 16, 2020, among the Company and the purchasers signatory thereto.  "Registration Rights Agreement" means that certain Registration Rights Agreement, dated July 16, 2020, entered into among the Company and the initial holders of the Series B Preferred Stock.  "Registration Statement" means one or more registration statements of the Company pursuant to the Registration Rights Agreement.  "Series B Stated Value" means $7,700.00.  "Series B Warrants" means those certain Series B Warrants issued by the Company pursuant to the Purchase Agreement.  "Stockholder Approval" means the approval of the Company's stockholders for the issuance of all Conversion Shares upon full conversion of the Series B Preferred Stock, and for the issuance of all shares of Common Stock issuable upon full exercise of the Series B Warrants and the Exchange Warrants, and the Subsequent Financing exchange rights pursuant to Section 8 herein, each in accordance with applicable law, the Company's Certificate of Incorporation and Bylaws, and the applicable requirements of the Trading Market.

 -5-  "Subsidiary" means any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.  "Trading Market" means whichever of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or any tier of the OTC Markets Group, Inc. (or any successors to any of the foregoing).  "Transfer" means any direct or indirect sale, merger, consolidation, amalgamation, reorganization or other similar plan or scheme, or operation of law, assignment, conveyance, transfer, sale or other disposition, in each case, whether directly, or directly or indirectly of a parent, holding company, equity holder or Subsidiary or otherwise.  2. Dividends.  Each holder of Series B Preferred Stock in preference and priority to the holders of all other classes or series of stock, shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends, commencing from the date of issuance of such share of Series B Preferred Stock at the rate of nine percent (9%) per annum (the "Series B Dividend Rate") of the Series B Stated Value (the "Series B Preferred Dividends"). The Series B Preferred Dividends shall be cumulative from the date of original issuance, whether or not earned or declared and shall accrue during such period on a daily basis computed on the basis of a 365-day year whether or not the Company shall have assets legally available therefore. The Series B Preferred Dividends shall be paid only when, as and if declared by the Board, out of assets legally available therefore, semiannually in arrears on the last day of June and December in each year, commencing December 31, 2020 (the "Series B Dividend Payment Terms"). The Series B Preferred Dividends shall be payable at the sole option of the Company either in cash or in kind in additional shares of Series B Preferred Stock (rounded down to six decimal places) (the "PIK Shares"), provided the Company shall pay in cash the fair value of any such fractional share beyond six decimal places that is in excess of $100.00, which fair value shall be equal to (x) the fraction of a share of Series B Preferred Stock represented by such fractional amount, multiplied by (y) the Series B Stated Value, divided by (z) the Conversion Price (such result, the "Fractional Share Amount"). Any payment of Series B Preferred Dividends in PIK Shares shall be based on the Series B Stated Value.  If the Registration Statement has not been declared effective on or prior to the Effectiveness Deadline, commencing on the Effectiveness Deadline and until (and not including) the date upon which the Registration Statement has been declared effective (the "Registration Default Period"), (a) the Series B Dividend Rate shall be adjusted to equal a fixed rate of one and one half percent (1.5%) per calendar month (the "Adjusted Series B Dividend Rate") and (b) the Series B Dividend Payment Terms shall be adjusted such that the Series B Preferred Dividends shall be paid, whether or not declared by the Board, out of assets legally

 -6-  available therefore, monthly in arrears on the last day of each calendar month (the "Adjusted Series B Payment Terms"). Prior to, and from and after the Registration Default Period, the Adjusted Series B Dividend Rate and the Adjusted Series B Payment Terms shall not apply, and the Series B Preferred shall accrue dividends at the Series B Dividend Rate, payable in accordance with the Series B Dividend Payment Terms, pursuant to Section 2{a).  (c) No dividends shall be paid on any Common Stock of the Company or any other class or series of capital stock of the Company unless and until all outstanding dividends due to be paid to the holders of the shares of all Series B Preferred Dividends shall have been paid or declared and set apart for payment to the holders of the shares of Series B Preferred Stock.  3. Liquidation.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Company, to be paid an amount per share equal to the Series B Stated Value plus any accrued and unpaid Series B Preferred Dividends (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the shares of Series B Preferred Stock shall be insufficient to permit payment to the holders of the shares of Series B Preferred Stock of their liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series B Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Corporate Transaction, after the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.  4. Conversion.  4A. Right to Convert; Automatic Conversion.  (a) Subject to the terms and conditions of this subsection 4A, Section 7{a) and Section 7{b). the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted by the Series B Stated Value per share and dividing the result by the Conversion Price in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series B Preferred Stock), together with a properly completed notice of conversion in the form attached to the Series B Preferred

 -7-  Stock certificate with a statement of (i) the number of shares of Series B Preferred Stock to be converted by such holder, and (ii) the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued, at any time during its usual business hours on the date set forth in such notice. Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid.  (b) Subject to the terms and conditions of this subsection 4A, Section 7(a) (except to the extent the Company makes reasonable provision for the issuance of a prefunded warrant (or similar instrument) with a similar Beneficial Ownership Limitation, as those specified in Section 7(a) (a "Prefuoded Warrant") in lieu of Common Stock in connection with any such exercise) and Section 7(b), and in no event prior to six months following the Final Closing, if the Market Price per share of Common Stock exceeds 250% of the Initial Conversion Price for 20 consecutive trading days (trading day immediately following such 20th trading day, the "Automatic Conversion Date"), then all of the outstanding shares of Series B Preferred Stock shall automatically convert into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted by the Series B Stated Value per share and dividing the result by the then applicable Conversion Price. As of the Automatic Conversion Date all outstanding shares of Series B Preferred Stock shall be converted to the number of shares of Common Stock calculated pursuant to this Section 4A.(b) without any further action by the relevant holder of such shares of Series B Preferred Stock or the Company. As promptly as practicable following the Automatic Conversion Date, the Company shall send each holder of shares of Series BPreferred Stock written notice of such event. Promptly after receipt of such notice, each holder shall surrender a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series B Preferred Stock), together with a properly completed statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued, at any time during its usual business hours on the date set forth in such notice.  4B. Issuance of Certificates; Time Conversion Effected. Promptly after (a)(i) in the case of a conversion pursuant to Section 4A.(a), receipt by the Company of a written notice of the conversion of the Series B Preferred Stock or (ii) in the case ofa conversion pursuant to Section 4A.(b), receipt by the holder of a written notice of the conversion of the Series B Preferred Stock, and (b) surrender of the certificate or certificates for the share or shares of the Series B Preferred Stock being converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates (or, in the case ofbook entry only securities, other evidence of ownership) for the number of whole shares of

 -8-  Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. Upon the effective date of any such conversion, the rights of the holder of the shares of Series B Preferred Stock being converted shall cease, and the person orpersons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.  4C. Fractional Shares: Dividends: Partial Conversion. No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share provided the Company shall pay in cash the fair value of any such fractional share that is in excess of$100.00, which fair value shall be equal to (x) the fraction ofa share of Common Stock represented by such fractional amount, multiplied by (y) the Conversion Price. Subject to subsection 4G, upon any conversion of the Series B Preferred Stock, the Company shall pay to the holder all accrued and unpaid Series B Preferred Dividends to the date of conversion, at the sole option of the Company, in cash or in PIK Shares; provided, that, on the date of conversion, Series B Preferred Dividends shall cease to accrue on the shares of Series B Preferred Stock so converted. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 4A(a) exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.  4D Stock Splits and Dividends. If the Company shall, at any time or from time to time while the Series B Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change. Such adjustment shall be made successively whenever any event listed above shall occur.  4E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation (each, a "Reorganization") shall be effected, then, as a condition of such Reorganization, lawful and adequate provision shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, in the

 -9-  holder's sole discretion, either (x) an amount in cash equal to the Liquidation Preference, provided that this clause (x) shall not apply to any Reorganization that is not required to be approved by the holders of Common Stock, or (y) upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of such share or shares of the Series B Preferred Stock, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Series B Preferred Stock, had such Reorganization not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization, or the corporation purchasing or otherwise acquiring such assets (or other appropriate corporation or entity), shall assume the obligation to deliver to the holders of the Series B Preferred Stock, at the last addresses of such holders appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive, and the other obligations hereunder. The provisions of this subsection 4E shall similarly apply to successive Reorganizations.  4F. Distributions. Subject to Section 2(b). in case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4D), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.  4G. Adjustment for Unissued Shares. To the extent that applicable law or any existing contractual restrictions of the Company prohibit any required issuance pursuant to this Certificate of (x) PIK Shares or (y) additional shares of Series B Preferred Stock ((x) and (y), collectively, "Additional Shares"), then appropriate adjustment to the Conversion Price shall be made, in connection with any conversion of shares of Series B Preferred Stock, or any calculation of the number of shares of Common Stock into which shares of Series B Preferred Stock would be convertible, such that the number of shares of Common

 -10-  Stock into which such shares of Series B Preferred Stock are, or would be, convertible equals the aggregate number of shares of Common Stock into which such shares, plus any Additional Shares in respect of such shares of Series B Preferred Stock, would be convertible but for the effects of such prohibition. On the date of a conversion in connection with which an adjustment under this subsection 4G is being made, all Series B Preferred Dividends which were previously accrued and unpaid on the shares of Series B Preferred Stock being converted shall be deemed paid in full.  4H. Effective Date of Adjustment. An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment; provided that any adjustment pursuant to subsection 4G shall be made solely in the circumstances required by such subsection.  4I. Subseguent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 4, holders of Series B Preferred Stock shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series B Preferred Stock shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained herein.  4J. Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  4K. Other Notices. In case at any time:  the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;  the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;  there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;  then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address

 -11-  of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place and a form of election pursuant to Section 4E. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  4L. Stock to be Reserved.  The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. In the event the Company takes any action which results in, or would result in, any adjustment of the Conversion Price after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of convertible or exchangeable stock or securities, including upon conversion of the Series B Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company's Certificate ofincorporation, then prior to and as a condition of effecting such action the Company shall take all actions necessary to amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock to at least such amount necessary to permit the exercise of all options and conversions of convertible or exchangeable stock or securities, including upon conversion of the Series B Preferred Stock, following such action.  The Company will at all times reserve and keep available out of its authorized Series B Preferred Stock such number of shares of Series B Preferred Stock as is equal to or greater than the number of shares of Series B Preferred Stock then

 -12-  outstanding. All shares of Series B Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).  4M. No Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series B Preferred Stock but may be reissued as all or part of another series of Preferred Stock.  4N. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.  40. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.  Voting. Except as required by applicable law or provided in Section 6 below, the Series B Preferred Stock shall not be entitled to vote on any matters. To the extent the Series B Preferred Stock is entitled to vote on any matters, each holder of outstanding Shares of Series B Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Company's bylaws.  Certain Restrictions. So long as at least 130 aggregate shares of Series B Preferred Stock are outstanding, in addition to any other vote of the holders of Series B Preferred Stock required by applicable law or by the Company's Certificate of Incorporation, without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Preferred Stock shall vote together as a class, the Company will not:  authorize, create, designate, establish, issue or sell (whether by merger or otherwise) (i) an increased number of shares of Series B Preferred Stock (other than the PIK Shares), or (ii) any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock as to dividends or upon liquidation;  reclassify any shares of Common Stock or any other class or series of capital stock into shares having any preference or priority as to dividends or upon

 -13-  liquidation superior to or on parity with any such preference or priority of Series B Preferred Stock;  amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or Bylaws of the Company or the resolutions contained in this Certificate and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock;  issue, or cause any Subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable, insurance premium financings and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase, or otherwise alter in any material respect the terms of any such indebtedness existing as of the date of first issuance of shares of Series B Preferred Stock hereunder or previously approved or required to be approved by the holders of the Series B Preferred Stock; provided that no such consent shall be required with respect to indebtedness incurred solely to fund (x) the payment of accrued and unpaid dividends on the Series B Preferred Stock, (y) the redemption of the Series B Preferred Stock pursuant to Section 9 or (z) the refinancing of any of the Company's convertible promissory notes issued between December 20, 2019 and January 9, 2020 that are outstanding as of the date of first issuance of shares of Series B Preferred Stock hereunder;  redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company; provided, that this restriction shall not apply to the redemption or repurchase of or the payment of dividends on Shares of Series B Preferred Stock pursuant hereto;  declare bankruptcy, dissolve, liquidate, or wind up the affairs of the Company or any Subsidiary of the Company;  effect, or enter into any agreement to effect, a Change of Control;  materially modify or change the nature of the Company's business;  or  7.  (i) agree to do any of the foregoing.  Limitations on Conversion.  (a) The Company shall not effect any conversion of shares of Series B Preferred Stock, and a holder of Series B Preferred Stock shall not have the right to convert any shares of Series B Preferred Stock, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after conversion, the holder of Series B Preferred

 -14-  Stock (together with the Affiliates of such holder of Series B Preferred Stock, and any other Persons acting as a group within the meaning of Rule 13D-5 promulgated under the Exchange Act together with such holder of Series B Preferred Stock or any Affiliates of such holder of Series B Preferred Stock) (such Persons, "Attribution Parties"), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder of Series B Preferred Stock and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of the Series B Preferred Stock beneficially owned by such holder of Series B Preferred Stock or any of its Affiliates (or Attribution Parties) and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder of Series B Preferred Stock or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by such holder of Series B Preferred Stock that the Company is not representing to such holder of Series B Preferred Stock that such calculation is in compliance with Section 13(d) of the Exchange Act and such holder of Series B Preferred Stock is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(a) applies, the determination of whether the shares of Series B Preferred Stock are convertible (in relation to other securities owned by such holder of Series B Preferred Stock together with any Affiliates and Attribution Parties) and of which portion of such Series B Preferred Stock is convertible shall be in the sole discretion of such holder of Series B Preferred Stock, and the submission of a Notice of Conversion shall be deemed to be the determination of such holder of Series B Preferred Stock of whether such shares of Series B Preferred Stock are exercisable (in relation to other securities owned by such holder of Series B Preferred Stock together with any Affiliates and Attribution Parties) and of which portion of such shares of Series B Preferred Stock are exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(a), in determining the number of outstanding shares of Common Stock, such holder of Series B Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a holder of Series B Preferred Stock, the Company shall within two trading days confirm orally and in writing to such holder of Series B Preferred Stock the number of shares of Common Stock then outstanding. In any case, the number of

 -15-  outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any shares of Series B Preferred Stock, by such holder of Series B Preferred Stock or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Such holder of Series B Preferred Stock, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7(a). provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of such shares of Series B Preferred Stock held by such holder and the provisions of this Section 7(a) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7{a) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  (b) The Company shall not effect any conversion of shares of Series B Preferred Stock, and a holder of Series B Preferred Stock shall not have the right to convert any shares of Series B Preferred Stock, pursuant to Section 4 or otherwise, prior to the Company obtaining the Stockholder Approval.  Subsequent Financing Exchange Right. From the date hereof and after the Stockholder Approval, if the Company effects any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, or a combination of units thereof (a "Subsequent Financing"), the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the Liquidation Preference) for any securities or units issued in a Subsequent Financing on dollar-for-dollar basis; provided, however, that this Section 8 shall not apply with respect to an Exempt Issuance.  Redemption.  The Company shall have no right to redeem the Series B Preferred Stock except as set forth in this Section 9.  In the event Stockholder Approval is not received on or prior to the ninetieth (90th) day following the Final Closing, subject to extension upon the prior written approval of the holders of at least a majority of the Series B Preferred Stock then outstanding (the "Stockholder Approval Deadline"), the Company shall repurchase all of the then outstanding shares of Series B Preferred Stock at a price equal to 150% times the

 -16-  then applicable Liquidation Preference (the "Redemption Price"), in cash ("Mandatory Cash Redemption").  No greater than ten (I 0) days subsequent to the Stockholder Approval Deadline, notice by first class mail, postage prepaid, shall be given to the registered holders of the Series B Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown on the stock transfer books of the Company. Each such notice shall specify the date fixed for redemption (the "Redemption Date"), which date shall be the Stockholder Approval Deadline, the Redemption Price, and the place or places for surrender of the certificates representing the shares of Series B Preferred Stock. Any notice which is mailed by the Company as herein provided shall be conclusively presumed to have been duly given by the Company on the date deposited in the mail, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to properly give such notice by mail, or any defect in such notice, to the holders of the shares of Series B Preferred Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. On or after the Redemption Date, each holder of shares Series B Preferred Stock shall surrender the certificates representing such shares of Series B Preferred Stock to the Company at the place designated in the notice of such redemption.  The Company shall pay the applicable Redemption Price upon the receipt of surrender of the certificates representing the shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so reasonably require, and letters of transmittal and instructions therefor on reasonable terms as are included in the notice sent by the Company); provided, that if such certificates are lost, stolen or destroyed, the Company may require such holder to execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith, prior to paying such Redemption Price.  Shares of Series B Preferred Stock to be redeemed on the Redemption Date, as the case may be, will from and after the Redemption Date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of shares of Series B Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series B Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.  Any Mandatory Cash Redemption pursuant to this Section 9 shall be payable out of any cash legally available therefor. At the time of the Mandatory Cash Redemption, the Company shall take all actions required or permitted under Delaware law to permit the Mandatory Cash Redemption and to make funds legally available for such Mandatory Cash Redemption. To the extent that the Company has insufficient funds to redeem all of the shares of Series B Preferred Stock upon the Mandatory Cash Redemption,

 -17-  the Company shall use available funds to redeem a pro rata portion of such shares of Series B Preferred Stock, to the extent permissible under Delaware law.  I0. Transfer Restrictions. Notwithstanding anything in the Certificate of Incorporation or this Certificate to the contrary, no holder of Series B Preferred Shares may Transfer any of such holder's shares of Series B Preferred Stock without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that any holder may at any time Transfer any of such holder's shares of Series B Preferred Stock (a) to one or more of such holder's Affiliates, (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, and (c) in the case of an individual, pursuant to a qualified domestic relations order. Each holder agrees that in connection with any Transfer consented to by the Company, such holder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of the Company's Certificate of Incorporation, this Certificate, the Securities Act of 1933, as amended, or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section IO shall be null and void and shall have no force or effect.  I1. No Waiver. Except as otherwise modified or provided for herein, the holders of Series B Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the DGCL.  No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger scheme or arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all time in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Preferred Stock against impairment. Without limiting the generality of the foregoing, the Company shall not increase the par value of any shares of Common Stock receivable upon conversion of the Series B Preferred Stock above the Conversion Price then in effect and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series B Preferred Stock.  Amendment: Waiver. Any term of the Series B Preferred Stock may be amended or waived upon the written consent of the Company and the holders of at least a majority of the Series B Preferred Stock then outstanding; provided, however, that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended (except for adjustments made pursuant to Section 4 herein), and the right to convert the Series B Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series B Preferred Stock then outstanding.  Action By Holders. Any action or consent to be taken or given by the holders of the Series B Preferred Stock may be given either at a meeting of the holders of the Series B Preferred Stock called and held for such purpose or by written consent.

 -18-  15. Fractional Shares. Series B Preferred Stock may not be issued in fractions of a share of more than six decimal places, and the number of shares of Series B Preferred Stock to be issued pursuant to any provision hereof shall be rounded down to the nearest six decimal places, provided the Company shall pay in cash the fair value of any such fractional share beyond six decimal places that is in excess of $100.00, which fair value shall be equal to the Fractional Share Amount.  [Execution Page Follows]

 IN WITNESS WHEREOF, the undersigned has executed this Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock this 16th day of July, 2020.  AZURRX BIOPHARMA, INC.  By: Isl James Sapirstein Name: James Sapirstein  Title: ChiefExecutive Officer  [Signature Page to Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock]

 CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS  OF  SERIES C 9.00% CONVERTIBLE JUNIOR PREFERRED STOCK OF  AZURRX BIOPHARMA, INC.  (Pursuant to Section 151 of the Delaware General Corporation Law)  AzurRx BioPharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company (the "Board of Directors") by Article FOURTH of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company, the following resolutions were adopted on December 31, 2020 by the Board of Directors pursuant to Section 151 of the Delaware General Corporation Law (the "DGCL"), and in accordance with the provisions of Section 103 of the DGCL, does hereby submit the following:  WHEREAS, the Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), from time to time in one or more classes or series;  WHEREAS, the Board of Directors is authorized to divide the Preferred Stock into any number of shares and to fix the designations, relative rights, preferences and limitations of any wholly unissued series of preferred stock; and  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the designation and number of, and determine the designation, relative rights, preferences, and limitations relating to a series of the Preferred Stock, which shall consist of up to 75,000.0000 shares of the Preferred Stock which the Company has the authority to issue, as follows:  "RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by ARTICLE FOURill of the Company's Certificate of Incorporation, out of the total authorized number of 10,000,000shares of Preferred Stock, there shall be designated a series of 75,000.0000 shares which shall be issued in and constitute a single series to be known as "Series C 9.00% Convertible Junior Preferred Stock"(hereinafter called the "Series C Preferred Stock"). The Board ofDirectors hereby resolves that the shares of Series C Preferred Stock shall have the designations, relative rights, preferences and the limitations thereof, set forth below:  State of Delaware Secretary of State Division of Corporations  Delivered 04:48 PM 01/0412021 FILED 04:48 PM 01/04/2021  SR 20210014285 - File Number 5474088

 2  TERMS OF SERIES C PREFERRED STOCK  Section I. Definitions. For the purposes hereof, the following terms shall have the following meanings:  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.  "Alternate Consideration" shall have the meaning set forth in Section 7(e). "Bankruptcy Event" means any of the following events: (a) the Company or any  Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof  commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.  "Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(e). "Business Day" means any day except any Saturday, any Sunday, any day which  is a federal legal holiday in the United States or any day on which banking institutions in  the State of New York are authorized or required by law or other governmental action to close.  "Buy-In" shall have the meaning set forth in Section 6(d)(iv).  "Change of Control Transaction" means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(l) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) ofin excess of50% of the voting securities of the Company (other than by means of conversion or exercise of Series C Preferred Stock and the Securities

 3  issued together with the Series C Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.  "Closing" means the initial closing of the purchase and sale of the Series C Preferred Stock and the Warrants pursuant to Section 2.1 of the Initial Purchase Agreement.  "Commission" means the United States Securities and Exchange Commission. "Common Stock" means the Company's common stock, par value $0.0001 per  share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.  "Common Stock Equivalents" means any secunttes of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.  "Conversion Amount" means the sum of the Stated Value at issue. "Conversion Date" shall have the meaning set forth in Section 6(a). "Conversion Price" shall have the meaning set forth in Section 6(c).  "Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.  "Conversion Shares Registration Statement" means a registration statement that registers the resale of all of the Conversion Shares by the Holders, which shall be named

 4  as "selling stockholders" therein, and meets the requirements of the Registration Rights Agreement.  "Covered Securities" means any shares of Common Stock underlying (x) any shares of preferred stock issuable to First Wave Bio, Inc., as consideration for the First Wave License Agreement (if other than the Series C Preferred Stock), (y) any warrants issuable as placement agent compensation, as a result of with the transactions contemplated by the Transaction Documents, and (z) any securities issuable to holders of the exchange rights set forth in Section 8 of the Series B Certificate of Designations, as a result of the transactions contemplated the Transaction Documents.  "Dividend Payment Date" shall have the meaning set forth in Section 3(a). "Effective Date" means the date that the Conversion Shares Registration Statement  filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  "First Wave License Agreement" means the License Agreement, dated as of December 31, 2020, by and between First Wave Bio, Inc. and the Company, as amended, modified or supplemented from time to time in accordance with its terms.  "First Wave Purchase Agreement" means any Securities Purchase Agreement relating to the purchase of Series C Preferred Stock to be entered into by and between First Wave Bio, Inc. and the Company pursuant to the terms of the First Wave License Agreement, as amended, modified or supplemented from time to time in accordance with its terms.  "Fundamental Transaction" shall have the meaning set forth in Section 7(e). "GAAP" means United States generally accepted accounting principles. "Holder" shall have the meaning given such term in Section 2.  "Initial Closing Date" means the Trading Day on which the Investor Purchase Agreement has been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder's obligations to pay the Subscription Amount and  (ii) the Company's obligations to deliver the Series C Preferred Stock and the Warrants have been satisfied or waived.  "Investor Purchase Agreement" means the Securities Purchase Agreement, dated as of December 31, 2020, by and among the Company and the original Holders signatory

 5  thereto, as amended, modified or supplemented from time to time in accordance with its terms.  "Issuable Maximum" shall have the meaning set forth in Section 6(f).  "Issue Date" means, with respect to any Purchase Agreement, the date of first issuance of shares of the Series C Preferred Stock pursuant to such Purchase Agreement, regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock.  "Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series C Preferred Stock in dividend rights or liquidation preference.  "Liquidation" shall have the meaning set forth in Section 5.  "MFN Purchase Agreement" means any agreement pursuant to which shares of Series B Preferred Stock are exchanged for shares of Series C Preferred Stock in accordance with the exchange rights set forth in Section 8 of the Series B Certificate of Designations.  "New York Courts" shall have the meaning set forth in Section 8(d). "Notice of Conversion" shall have the meaning set forth in Section 6(a).  "Original Issue Date" means the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock.  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.  "Prefunded Warrant" means a prefunded warrant or similar instrument, with a similar Beneficial Ownership Limitation as specified in Section 6(e).  "Purchase Agreement" means the Investor Purchase Agreement, the First Wave Purchase Agreement or any MFN Purchase Agreement, as applicable.  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

 6  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company.  "Series B Certificate of Designations" means the Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock.  "Series C Preferred Stock" shall have the meaning set forth in Section 2. "Securities" means the Series C Preferred Stock, the Warrants, the Warrant Shares  and the Conversion Shares.  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  "Senior Securities" means the Company's Series B Preferred Stock. "Share Delivery Date" shall have the meaning set forth in Section 6(c\d).  "Stated Value" shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.  "Stockholder Approval" means such approval as may be required from the stockholders of the Company in accordance with applicable law, the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), the Company's certificate of incorporation and bylaws and the General Corporate Law of the State of Delaware with respect to the transactions contemplated by the Transaction Documents, including (x) an increase in the number of authorized shares of Common Stock above 150,000,000 and (y) the issuance of any Underlying Shares or other Covered Securities in excess of the Issuable Maximum.  "Subscription Amount" shall mean, as to each Holder who is a party to the Investor Purchase Agreement, the aggregate amount to be paid for the Series C Preferred Stock purchased pursuant to the Investor Purchase Agreement, as specified below such Holder's name on the signature page of such Purchase Agreement and next to the heading "Subscription Amount," in United States dollars and in immediately available funds.  "Subsidiary" means any subsidiary of the Company as set forth on Schedule 3.l(a) of the Investor Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of the Investor Purchase Agreement.  "Successor Entity" shall have the meaning set forth in Section 7(e).  "Trading Day" means a day on which the principal Trading Market is open for business.

 7  "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).  "Transaction Documents" means any Purchase Agreement, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to any Purchase Agreement.  "Transfer Agent" means Colonial Stock Transfer Company, Inc., the current transfer agent of the Company, with a mailing address of 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, and any successor transfer agent of the Company.  "Underlying Shares" means, collectively, the shares of Common Stock issued and issuable upon conversion of the Series C Preferred Stock, and upon exercise of the Warrants.  "Warrants" means, collectively, the Common Stock purchase warrants delivered to the Holder at the Closing in accordance with Section 2.2(a) of the Investor Purchase Agreement.  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.  Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series C 9.00% Convertible Junior Preferred Stock (the "Series C Preferred Stock") and the number of shares so designated shall be up to 75,000.0000 (which shall not be subject to increase without the written consent of all of the holders of the Series C Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Series C Preferred Stock shall have a par value of$0.0001 per share and a stated value equal to $750.00, subject to increase set forth in Section 3 below (the "Stated Value").  Section 3. Dividends.  a) Accrual and Payment of Dividends. From and after its applicable Issue Date, subject to the rights the holders of the Senior Securities, cumulative dividends on the Series C Preferred Stock shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 9.00% per annum on the sum of the Stated Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Series C Preferred Stock shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a Liquidation in accordance with the provisions of Section 5; provided, that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a "Dividend Payment

 8  Date"), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors and shall remain accumulated, compounding dividends until paid pursuant hereto or converted pursuant to Section 6. All accrued and accumulated dividends on the Series C Preferred Stock shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase.  b) Partial Dividend Payments. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued and accumulated with respect to the Series C Preferred Stock, such payment shall be distributed pro rata among the Holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Series C Preferred Stock held by each such Holder.  Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock,  (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series C Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series C Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.  Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), after payment in full of any liquidation preference to the holders of the Senior Securities, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall be deemed a Liquidation for purposed of this Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

 9  Section 6. Conversion.  a) Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(e), except to the extent the Company makes reasonable provision for the issuance of Prefunded Warrants in lieu of Common Stock, and Section 6(f)) determined by dividing  (x) the sum of (i) the Stated Value of such share of Series C Preferred Stock and (ii) all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock to be converted by (y) the Conversion Price. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series C Preferred Stock to be converted, the number of shares of Series C Preferred Stock owned prior to the conversion at issue, the number of shares of Series C Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Company pursuant to Section 8(a) (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series C Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series C Preferred Stock to the Company unless all of the shares of Series C Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series C Preferred Stock promptly following the Conversion Date at issue. Shares of Series C Preferred Stock converted into Common Stock (or Prefunded Warrants, as applicable) or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.  b) Conversions at Option of Company. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time at the option of the Company, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(e), except to the extent the Company makes reasonable provision for the issuance of Prefunded Warrants in lieu of Common Stock, and Section 6(f)) determined by dividing (x) the sum of (i) the Stated Value of such share of Series C Preferred Stock and (ii) all accrued and accumulated and unpaid dividends on such share of Series C Preferred Stock to be converted by (y) the Conversion Price. The Company shall send each Holder written notice of such event and of the date of effectiveness thereof. Promptly after receipt of such notice, each Holder shall surrender any certificate or certificates representing such shares of Series C Preferred Stock to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series C Preferred Stock), together with a properly completed statement of the name or names (with address), subject to compliance with applicable laws to the extent such

 Preferred Stock in accordance with the terms hereof are absolute and unconditional,  10  designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock (or Prefunded Warrants, as applicable) shall be issued, at any time during its usual business hours, as of the date set forth in such notice.  Conversion Price. The conversion price for the Series C Preferred Stock shall equal $0.75, subject to adjustment herein (the "Conversion Price").  Mechanics of Conversion.  Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series C Preferred Stock which, if (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by such Holder or (B) the Conversion Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, shall be free of restrictive legends and trading restrictions (other than those which may then be required by any Purchase Agreement). If (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by such Holder following a conversion of Series C Preferred Stock or (B) the Conversion Shares issuable upon a conversion of Series C Preferred Stock are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, the Company shall deliver the Conversion Shares required to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.  Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series C Preferred Stock certificate delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.  111.  Obligation Absolute; Partial Liquidated Damages. The Company's  obligation to issue and deliver the Conversion Shares upon conversion of Series C purchases, shares of Common Stock to deliver in satisfaction of a sale by such  11  irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation oflaw by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of such Conversion Shares: provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series C Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series C Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series C Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares upon a properly noticed conversion. If the Company fails to deliver to a Holder such Conversion Shares pursuant to Section 6(d)(i) by the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series C Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.  iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(d)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise fractional shares of Common Stock (or Prefunded Warrants to purchase fractional  12  Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy In with respect to an attempted conversion of shares of Series C Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of  $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver the Conversion Shares upon conversion of the shares of Series C Preferred Stock as required pursuant to the terms hereof.  Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series C Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in any Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 6(f) and 7) upon the conversion of the then outstanding shares of Series C Preferred Stock, including all accrued and accumulated dividends. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  Fractional Shares. No fractional shares or scrip representing whether the Series C Preferred Stock is convertible (in relation to other securities owned  13  shares of Common Stock, as applicable) shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share of Common Stock which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.  vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue ordelivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series C Preferred Stock and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same day electronic delivery of the Conversion Shares.  e) Beneficial Ownership Limitation. The Company shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates (such Persons, "Attribution Parties")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series C Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(e) applies, the determination of except to the extent the Company has previously obtained effective Stockholder Approval,  14  by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Series C Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series C Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series C Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series C Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable Holder. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(e) applicable to its Series C Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series C Preferred Stock held by the Holder and the provisions of this Section 6(e) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series C Preferred Stock.  f) Issuance Limitations. Notwithstanding anything herein to the contrary, of such Purchase Right to such extent) and such Purchase Right to such extent shall be held  15  the Company may not issue, upon conversion of the Series C Preferred Stock, a number of shares of Common Stock (or Prefunded Warrants covering a number of shares of Common Stock, as applicable) which would exceed 6,186,966 shares of Common Stock in the aggregate, subject to adjustment for forward and reverse stock splits, recapitalizations and the like (such number of shares, the "Issuable Maximum").  Section 7. Certain Adjustments.  Stock Dividends and Stock Splits. If the Company, at any time while this Series C Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, this Series C Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  [Intentionally Omitted].  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then each Holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Series C Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result

 16  in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).  Pro Rata Distributions. During such time as this Series C Preferred Stock is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Series C Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Series C Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).  Fundamental Transaction. If, at any time while this Series C Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a

 17  "Fundamental Transaction"), then, upon any subsequent conversion of this Series C Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(e) and Section 6(f) on the conversion of this Series C Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(e) and Section 6(f) on the conversion of this Series C Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holders and approved by the Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Series C Preferred Stock, deliver to the Holders in exchange for this Series C Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series C Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Series C Preferred Stock (without regard to any limitations on the conversion of this Series C Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Series C Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holders. Upon the occurrence of any such Fundamental

 18  Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate ofDesignation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.  Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as ofa given date shall be the sum of the number of shares of Common Stock(excluding any treasury shares of the Company) issued and outstanding.  Notice to the Holders.  Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice pursuant to Section 8(a) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series C Preferred Stock, and shall cause to be delivered by to each Holder at its last e-mail address or address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to

 19  exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Series C Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.  Section 8.  Miscellaneous.  a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally or by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Chief Financial Officer, e-mail address dschneidennan@azurrx.com, or such other e-mail address or address as the Company may specify for such purposes bynotice to the Holders delivered in accordance with this Section  8. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by or e-mail attachment,  or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company, or if no such e-mail address or address appears on the books of the Company, at the principal  place of business of such Holder, as set forth in the Purchase Agreement applicable to such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication  is delivered via e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e  mail address set forth in this Section on a day that is not a Trading Day or later than 5:30  p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv)  upon actual receipt by the party to whom such notice is required to be given.  b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series C Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

 20  Lost or Mutilated Preferred Stock Certificate. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation and any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Certificate of Designation any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.  Waiver. Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term

 21  of this Certificate of Designation on any other occasion. Any waiver by the Company or a Holder must be in writing.  Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.  Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.  Status of Converted or Redeemed Preferred Stock. If any shares of Series C Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C 9.00% Convertible Junior Preferred Stock.  Fractional Shares. Series C Preferred Stock may not be issued in fractional shares or scrip representing fractional shares of more than four decimal places. As to any fraction of a share of Series C Preferred Stock to be issued pursuant to any provision hereof, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Stated Value or round up to the next ten-thousandth of a share.  *********************

 22  RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.  IN WITNESS WHEREOF, the undersigned have executed this Certificate this 4th day of January, 2021.  Isl James Sapirstein Name: James Sapirstein  Title: Chief Executive Officer

 23  ANNEXA  NOTICE OF CONVERSION  (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES C PREFERRED STOCK)  The undersigned hereby elects to convert the number of shares of Series C 9.00% Convertible Junior Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the "Common Stock"), of AzurRx BioPharma, Inc., a Delaware corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the applicable Purchase Agreement. No fee will be charged to any Holder for any conversion, except for any such transfer taxes.  Conversion calculations:  Date to Effect Conversion: Number of shares of Series C Preferred Stock owned prior to Conversion: _ Number of shares of Series C Preferred Stock to be Converted: -----------  Stated Value of shares of Series C Preferred Stock to be Converted: --------- Number of shares of Common Stock to be Issued:--------------- Applicable Conversion Price:   Number of shares of Preferred Stock subsequent to Conversion: _ Address for Delivery: _  or  DWAC Instructions:  Broker no: Accountno:   [HOLDER]  By: _ Name:  Title:

 State of Delaware Secretary of State Division of Corporations  Delivered 11:32 AM 02/24/2021  FILED 11:32 AM 02/24/2021  SR 20210608648 - FileNumber 5474088  CERTlFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF  AZURRX BIOPHARMA, INC.  AzurRx BioPhanna, Inc. (the"Corporation'),a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:  FIRST: That a resolution was duly adopted on December 31, 2020, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendm.ent to be advisable. Thestockholders of the Corporation duly approved said proposed amendment at a special meeting of stockholders held on February 24, 2021 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:  Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is amended by deleting the following sentence in the first paragraph of Article FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, of which one hundred and fifty million (150,000,000) shares shall be common stock, par value  $0.0001 per share, and ten million (10,000,000) shares shall be preferred stock, par value $0.0001 per share.  The sentence reflected above under the first paragraph of Article FOURTH will be replaced by the following:  The total number of shares which the Corporation shall have authority to issue is two hundred and sixty million (260,000,000) shares, of which two hundred and fifty million (250,000,000) shares shall be common stock, par value  $0.0001 per share, and ten million (10,000,000) shares shall be preferred stock, par value $0.0001 per share.  SECOND: That said amendment will have an Effective Time of February 24, 2021 at 5:00 P.M., Eastern Time, on the filing date of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 24th day of February, 2021.  Isl James Sapirstein James Sapirstein  President and Chief Executive Officer

 State of Delaware Secretary of State Division of Corporations  Delivered 01:32PM 09/10/2021  FILED 01:32 PM 09/10/2021  SR 20213214369 - FileNumber 5474088  CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF  AZURRX BIOPHARMA, INC.  AzurRx BioPharma, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:  FIRST: That a resolution was duly adopted on December 31, 2020, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting of stockholders held on February 24, 2021, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:  Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by inserting the following immediately after the first paragraph of Article FOURTH:  Upon effectiveness ("Effective Time") of this amendment to the Amended and Restated Certificate oflncorporationof the Corporation, a ten-for-one reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time ("Old Common Stock") shall be reclassified and split into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time ("New Common Stoel<'), with a corresponding reduction in the number of authorized shares of our Common Stock by a corresponding ratio.  No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).  Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the New Common Stock for each ten shares of the Old Common Stock previously represented by such certificate.

 SECOND: That said amendment will have an Effective Time of 12:01 A.M., Eastern Time, on September 13, 2021.  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this I 0th day of September, 2021.  By: Isl James Sapirstein James Sapirstein  President and Chief Executive Officer

 CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF  AZURRX BIOPHARMA, INC.  State of Delaware Secrteary of State Division of Corporations  Delivered 01:58P 'I 09/2112021 FILED 01:58 PM 09/2112021  SR 20213302563 - File Number 5474088  AzurRx BioPharma, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:  FIRST: The name of the corporation is AzurRx BioPharma, Inc. The Corporation's Amended and Restated Certificate oflncorporation was filed with the Secretary of State of Delaware on July 13, 2016.  SECOND: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") amends the Corporation's Amended and Restated Certificate oflncorporation, filed with the Secretary of State of the State of Delaware on July 13, 2016, and has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.  RESOLVED, that, upon effectiveness of this Certificate of Amendment, the Amended and Restated Certificate oflncorporation as presently in effect be, and the same hereby is, amended to amend Article FIRST in its entirety as follows:  The name of the Corporation is First Wave BioPharma, Inc. (hereinafter called the "Corporation").  The Certificate of Amendment to the Amended and Restated Certificate oflncorporation so adopted reads in full as set forth above and is hereby incorporated by reference. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of this 21st day of September, 2021.  Isl James Sapirstein James Sapirstein  President and Chief Executive Officer